EXHIBIT 99.1

News Release

WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219
WESCO International, Inc. Reports Record
First Quarter 2008 Sales
Consolidated Sales up 2.9%, Record Free Cash Flow Generated
Contact: Stephen A. Van Oss, Senior Vice President and
Chief Financial and Administrative Officer
WESCO International, Inc. (412) 454-2271, Fax: (412) 454-2477
http://www.wesco.com
PITTSBURGH, PA, April 24, 2008 — WESCO International, Inc. (NYSE: WCC), a leading provider of electrical MRO products, construction materials and advanced integrated supply procurement outsourcing services, today announced its first quarter 2008 financial results.
Consolidated net sales for the first quarter of 2008 were $1,465 million compared with $1,451 million in the first quarter of 2007. Consolidated sales grew 2.9% after adjusting for a previously announced divestiture. Sales for the quarter from acquisitions made in the second half of 2007 were approximately $12 million. Gross margin as a percent of sales for the quarter was 20.2% versus 20.6% for the comparable quarter last year. Operating income for the quarter was $77.1 million which included a one-time $3 million pre-tax loss in conjunction with the divestiture versus $82.5 million in the comparable quarter. Depreciation and amortization was $6.9 million in the quarter compared to $8.9 million last year.
Diluted earnings per share in the current quarter were $1.02, compared with $0.93 in the first quarter of 2007. Included in the current quarter was a one-time after-tax loss of $2.1 million, or $0.05 per share related to the divestiture. Last year’s first quarter included two nonrecurring items totaling a net charge of $3.3 million on an after-tax basis, or $0.06 per share. Net income in the first quarter of 2008 was $44.8 million versus $48.2 million in the comparable 2007 quarter.
Mr. Stephen A. Van Oss, Senior Vice President and Chief Financial and Administrative Officer stated, “Strong earnings and good working capital performance produced company best ever free cash flow of $80 million. Free cash flow was directed at debt reduction and the purchase of stock under our share repurchase program. Our capital structure is strong and we have ample liquidity and debt facilities to fund our operational growth, acquisitions and share repurchases. Financial leverage improved to 2.9 versus 3.1 at year-end 2007. Additionally, during the quarter we purchased approximately 0.6 million shares of stock for approximately $25 million under our previously announced $400 million share repurchase program. To date, under the current $400 million authorization, we have purchased approximately 1.4 million shares for a total cost of $55 million, and since February 2007 we have purchased a total of 7.8 million shares.”
Mr. Van Oss added, “We posted solid results for the first quarter despite a challenging economic environment. Organic sales growth at 2% continued the positive trend we experienced in the fourth quarter and our construction backlog increased 11% over both year-end and last year’s first quarter. Earnings per share increased by $0.09 or 10% reflecting the impact of our share repurchase program.”
Mr. Roy W. Haley, WESCO’s Chairman and Chief Executive Officer commented, “We have seen some deterioration in certain markets related to residential construction activity. We are cognizant of the near-term risks of a slowing economy, and we are balancing the increased investment in business development initiatives with cost containment actions in other areas of our business. We've made investments in sales capacity and value-added services to enhance our customer relationships and strengthen our position in multiple market segments. Our business model is solidly established, and we are responsive to our customer’s needs for service, value and product solutions in today’s competitive marketplace.”
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Teleconference
WESCO will conduct a teleconference to discuss the first quarter earnings as described in this News Release on Thursday, April 24, 2008, at 11:00 a.m. E.D.T. The conference call will be broadcast live over the Internet and can be accessed from the Company’s website at http://www.wesco.com. The conference call will be archived on this Internet site for seven days.

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WESCO International, Inc. (NYSE: WCC) is a publicly traded Fortune 500 holding company, headquartered in Pittsburgh, Pennsylvania, whose primary operating entity is WESCO Distribution, Inc. WESCO Distribution is a leading distributor of electrical construction products and electrical and industrial maintenance, repair and operating (MRO) supplies, and is the nation’s largest provider of integrated supply services. 2007 annual sales were approximately $6.0 billion. The Company employs approximately 7,300 people, maintains relationships with over 24,000 suppliers, and serves more than 110,000 customers worldwide. Major markets include commercial and industrial firms, contractors, government agencies, educational institutions, telecommunications businesses and utilities. WESCO operates seven fully automated distribution centers and more than 400 full-service branches in North America and selected international markets, providing a local presence for area customers and a global network to serve multi-location businesses and multi-national corporations.
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The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as well as the Company’s other reports filed with the Securities and Exchange Commission.

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months		Three Months
	Ended		Ended
	March 31, 2008		March 31, 2007

Net sales	$1,465.2		$1450.6
Cost of goods sold (excluding depreciation and amortization below)	1,169.6	79.8%	1,151.6	79.4%
Selling, general and administrative expenses	211.6	14.4%	207.6	14.3%
Depreciation and amortization	6.9		8.9

Income from operations	77.1	5.3%	82.5	5.7%
Interest expense, net	14.6		12.2
Other (income) expense	(2.7)		—

Income before income taxes	65.2	4.4%	70.3	4.8%
Provision for income taxes	20.4		22.1

Net income	$44.8	3.1%	$48.2	3.3%

Diluted earnings per common share	$1.02		$0.93
Weighted average common shares outstanding and common share equivalents used in computing diluted earnings per share (in millions)	44.0		52.0

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollar amounts in millions)
(Unaudited)

	March 31,	December 31,
	2008	2007
Assets

Current Assets
Cash and cash equivalents	$94.4	$72.3
Trade accounts receivable	864.1	844.5
Inventories, net	615.3	666.0
Other current assets	75.9	97.7

Total current assets	1,649.7	1,680.5
Other assets	1,139.2	1,179.4

Total assets	$2,788.9	$2,859.9

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$638.8	$626.3
Other current liabilities	635.7	665.6

Total current liabilities	1,274.5	1,291.9

Long-term debt	748.0	811.3
Other noncurrent liabilities	137.8	148.2

Total liabilities	2,160.3	2,251.4

Stockholders’ Equity
Total stockholders’ equity	628.6	608.5

Total liabilities and stockholders’ equity	$2,788.9	$2,859.9

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in thousands)
(Unaudited)

	Twelve Months	Twelve Months
	Ended	Ended
	March 31, 2008	December 31, 2007
Financial Leverage:
Income from operations	$388,762	$394,224
Depreciation and amortization	34,762	36,759

EBITDA	$423,524	$430,983

Short term debt	486,000	502,300
Current debt	2,706	2,676
Long term debt	748,022	811,311

Total debt	1,236,728	$1,316,287

Financial leverage ratio	2.9	3.1
Note: Financial leverage is provided by the Company as an indicator of capital structure position. Financial leverage is calculated by dividing total debt by the trailing twelve months earnings before interest, taxes, depreciation and amortization.

Three Months
Ended
March 31, 2008
Free Cash Flow:
Cash flow provided by operations	$91,427
Less: Capital expenditures	(11,319)

Free cash flow	$80,108

Note: Free cash flow is provided by the Company as an additional liquidity measure. Capital expenditures are deducted from operating cash flow to determine free cash flow. This amount represents excess funds available to management to service all of its financing needs.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (CONTINUED)
(dollar amounts in millions)
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31, 2008	March 31, 2007
Gross Profit:

Net sales	$1,465.2	$1,450.6
Cost of goods sold (excluding depreciation and amortization)	1,169.6	1,151.6

Gross profit	$295.6	$299.0

Gross margin	20.2%	20.6%
Note: Gross profit is provided by the Company as an additional financial measure. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. This amount represents an important financial measure within the distribution industry. Gross margin is calculated by dividing gross profit by net sales.